Exhibit 99.1

Independent Auditor’s Report

VAALCO Energy, Inc.

Houston, Texas

Opinion

We have audited the accompanying statements of revenues and direct operating expenses of the Sasol Acquired Properties as defined in Note 1, for the years ended December 31, 2020 and 2019, and the related notes to the statements of revenues and direct operating expenses.

In our opinion, the statements of revenues and direct operating expenses present fairly, in all material respects, the revenues and direct operating expenses of the Sasol Acquired Properties for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the results of operations of the Sasol Acquired Properties.  Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the statements of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and direct operating expenses that are free from material misstatement, whether due to fraud or error.

In preparing the  statements of revenues and direct operating expenses, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the statements of revenues and direct operating expenses  are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the statements of revenues and direct operating expenses as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the statements of revenues and direct operating expenses, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statements of revenues and direct operating expenses.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statements of revenues and direct operating expenses.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/BDO USA, LLP

May 11, 2021

SASOL ACQUISITION PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	Sasol Acquisition Properties
	For the Year Ended December 31,
	2020	2019
	(in thousands)

Revenues	$60,023	$75,521
Direct operating expenses
Production expense	33,944	34,342
Exploration expense	3,206	—
Total direct operating costs and expenses	37,150	34,342
Excess of revenues over direct operating expenses	$22,873	$41,179

See accompanying notes to the Statements of Revenues and Direct Operating Expenses

SASOL ACQUISITION PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1.PROPERTIES AND BASIS OF PRESENTATION

On February 25, 2021, VAALCO Gabon S.A. (“VAALCO Gabon”), a wholly-owned subsidiary of VAALCO Energy, Inc. (the “Company”) completed its acquisition of Sasol Gabon S.A.’s (“Sasol’s”) 27.8% working interest in the Etame Marin block offshore Gabon (the “Sasol Acquisition Properties”) pursuant to the sale and purchase agreement (“SPA”) dated November 17, 2020 (the “Sasol Acquisition”). The effective date of the transaction was July 1, 2020. The aggregate purchase price was $44 million, less working capital adjustments from the effective date to the closing date. At closing the amount paid to Sasol included $4.3 million paid at the signing of the SPA, $29.6 million representing the remining purchase consideration at closing, and $5 million contingent payment earned as the average Dated Brent price over a consecutive 90-day period from July 1, 2020 to June 30, 2022 exceeded $60.00 per barrel. The contingent payment was paid on April 29, 2021.

Prior to the Sasol Acquisition, the Company owned and operated a 31.1% working interest in Etame.  The Sasol Acquisition Properties increased the Company’s working interest to 58.8%, almost doubling the Company’s total production and reserves.  As a result of the acquisition, the net portion of production and costs relating to the Company’s Etame operations increased from 31.1% to 58.8% on February 25, 2021.

The accompanying statements of revenues and direct operating expenses represent the acquired net working and net revenue interests of the Sasol Acquisition Properties. The accompanying statements of revenues and direct operating expenses vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Sasol Acquisition Properties, including but not limited to depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense and income taxes. Furthermore, no balance sheet has been presented for the Sasol Acquisition Properties because the acquired properties were not accounted for as or operated as a separate subsidiary or division by Sasol and complete historical financial statements are not available, nor has information about the Sasol Acquisition Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical statements of revenues and direct operating expenses of the Sasol Acquisition Properties are presented in lieu of complete financial statements required by the Securities and Exchange Commission. The accompanying statements of revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from the historical accounting records of the Company as operator of the Sasol Acquisition Properties. Such amounts may not be representative of future operations.

With respect to the novel strain of coronavirus (“COVID-19”), a global pandemic was declared by the World Health Organization on March 11, 2020. As a result of the pandemic, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. Such measures include social distancing measures and actively screening and monitoring employees and contractors that come on to the Company’s facilities. The adverse economic effects of the COVID-19 outbreak have materially decreased demand for crude oil based on the restrictions in place by governments trying to curb the outbreak and changes in consumer behavior. This has led to a significant global oversupply of crude oil and consequently a substantial decrease in crude oil prices.

In response to the oversupply of crude oil, global crude oil producers, including the Organization of Petroleum Exporting Countries and other oil producing nations (“OPEC+”), reached agreement in April 2020 to cut crude oil production. Further, in connection with the OPEC+ agreement, the Minister of Hydrocarbons in Gabon requested that the Company reduce its production. In response to such request from the Minister of Hydrocarbons, beginning in July 2020 and continuing through June 30, 2021, the Company has temporarily reduced production from the Etame Marin block.

The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak may have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to complete future drilling campaigns and other efforts required to advance the development of its crude oil and natural gas properties.

2.SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the accompanying statements of revenues and direct operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods. The estimates include oil and gas revenue accruals and reserve quantities. It is emphasized that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Actual results could materially differ from these estimates.

Revenue recognition

Revenues from contracts with customers are generated from sales in Gabon pursuant to crude oil sales and purchase agreements.  There is a single performance obligation (delivering crude oil to the delivery point, i.e. the connection to the customer’s crude oil tanker) that gives rise to revenue recognition at the point in time when the performance obligation event takes place.  In addition to revenues from customer contracts, the Company has other revenues related to contractual provisions under the Etame Marin block production sharing contract (“PSC”).  The Etame PSC is not a customer contract.  The terms of the Etame PSC includes provisions for payments to the government of Gabon for: royalties based on 13% of production at the published price and a shared portion of “Profit Oil” determined based on daily production rates, as well as a gross carried working interest of 7.5% (increasing to 10% beginning June 20, 2026) for all costs.  For both royalties and Profit Oil, the Etame PSC provides that the government of Gabon may settle these obligations in-kind, i.e. taking crude oil barrels, rather than with cash payments.

Direct operating expenses

Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Sasol Acquisition Properties.  The direct operating expenses include production expense and exploration expense.  Production expenses include lifting costs, the costs to operate and maintain wells and related equipment and facilities and include:

(1)Costs of labor to operate the wells and related equipment and facilities.

(2) Repairs and maintenance.

(3)Materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities. Property taxes and insurance applicable to proved properties and wells and related equipment and facilities.

(4)Severance taxes.

3.COMMITMENTS AND CONTINGENCIES

Under a Joint Operating Agreement, Sasol was responsible for the timely payment of cash calls by the operator of the Etame Marin Block and the other co-owners to pay for 27.75% of operating costs and 30% of capital costs.

4.SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 11, 2021, the date the statements of revenues and direct operating expenses were available to be issued, and has concluded that no events need to be reported in relation to these periods.

5.SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited)

The reserve estimates were developed pursuant to procedures prescribed under generally accepted accounting principles (“GAAP”) and uses reserve and production data based on internal estimates by Company’s management using historical data and other information from the records as operator of the Sasol Acquisition Properties.

There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves. Oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be precisely measured and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.

The following table sets forth the estimated net proved developed crude oil and natural gas reserves and the changes during the respective periods related to the Sasol Acquisition Properties, which are located offshore Gabon at December 31, 2020 and December 31, 2019:

Estimated Quantities of Proved Reserves

Sasol Acquisition Properties
Oil
(MBbls)
Proved reserves:
Balance at January 1, 2019	4,798
Production	(1,134)
Revisions of previous estimates	773
Balance at December 31, 2019	4,437
Production	(1,587)
Extensions and discoveries	444
Revisions of previous estimates	(421)
Balance at December 31, 2020	2,873

Proved developed reserves:
Balance at January 1, 2019	3,027
Balance at December 31, 2019	4,437
Balance at December 31, 2020	2,873

Proved undeveloped reserves:
Balance at January 1, 2019	1,771
Balance at December 31, 2019	-
Balance at December 31, 2020	-

Standardized Measure of Discounted Future Net Cash Flows

The information that follows has been developed pursuant to procedures prescribed under GAAP and uses reserve and production data estimated by independent petroleum consultants using historical data and other information from the records of the of the Company as operator of the Sasol Acquisition Properties.

 The standardized measure of discounted future net cash flows are based on the unweighted average, first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to the Sasol Acquisition Properties. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

The standardized measure of discounted future net cash flows represents the present value of estimated future net cash flows from net proved oil and natural gas reserves, less estimated future development, production, plugging and abandonment costs, and estimated future income tax expenses, discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs.

The following table sets forth the standardized measure of discounted future net cash flows attributable to the Sasol Acquisition Properties proved oil and natural gas reserves as of December 31, 2020 and December 31, 2019:

	Sasol Acquisition Properties
	As of December 31,
	2020	2019
	(in thousands)
Future cash inflows	$123,599	$285,653
Future production costs	(88,832)	(173,009)
Future development costs (1)	(9,476)	(11,400)
Future income tax expense	(12,438)	(32,219)
Future net cash flows	12,853	69,025
Discount to present value at 10% annual rate	311	(6,094)
Standardized measure of discounted future net cash flows	$13,164	$62,931

(1)Includes costs expected to be incurred to abandon the properties

Future income taxes represent amounts payable to the Government of Gabon on Profit Oil as final payment of corporate income taxes, and domestic income taxes (including other expenses treated as taxes).

In accordance with the current guidelines of the Securities and Exchange Commission (“SEC”), estimates of future net cash flow from the Sasol Acquisition Properties and the present value thereof are made using an unweighted, arithmetic average of the first-day-of-the-month price for each of the 12 months of the year adjusted for quality, transportation fees and market differentials. Such prices are held constant throughout the life of the properties except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations. For 2020, the average of such prices was $42.46 per Bbl for crude oil from Gabon.

Changes in Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the changes in standardized measure of discounted future net cash flows attributable to the Sasol Acquisition Properties proved oil and natural gas reserves for the years ended December 31, 2020 and 2019.

	Sasol Acquisition Properties
	For the Year Ended December 31,
	2020	2019
	(in thousands)
Balance at beginning of period	$62,931	$71,531
Sales of crude oil and natural gas, net of production costs	(26,697)	(41,882)
Net changes in prices and production costs	(47,703)	(4,573)
Extensions and discoveries	8,988	—
Revisions of previous quantity estimates	(9,726)	25,842
Changes in estimated future development costs	1,068	(3,604)
Development costs incurred during the period	653	6,420
Accretion of discount	9,012	9,985
Net change of income taxes	15,758	1,135
Change in production rates (timing) and other	(1,120)	(1,923)
Balance at end of period	$13,164	$62,931